EXHIBIT 10-10

TEGNA Inc.
2001 Omnibus Incentive Compensation Plan
(Amended and Restated as of May 4, 2010)
Amendment Number 5

Effective as of the date TEGNA Inc. spins off Cars.com Inc. as a separate, publicly traded company, pursuant to Section 16 of the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010), as amended (the “Plan”), TEGNA Inc. hereby amends the Plan, as follows:
1.Article 1 is amended by adding following new Section 1.5 to the end thereof:

1.5    Effect of Spin-off of Cars.com Inc.

In 2017, the Company spun off Cars.com Inc. as a separate, publically traded company (the “Cars.com Spin-off”). Pursuant to the Employee Matters Agreement by and between Cars.com Inc. and the Company (the “Employee Matters Agreement”), Awards granted to certain employees and directors of the Company or its Affiliates were converted in connection with the Cars.com Spin-off as set forth in that Agreement. The Employee Matters Agreement sets forth certain rules that apply with respect to outstanding Awards as of the date of the Cars.com Spin-off. Such Agreement will be used as an aid in interpreting the terms of the benefits hereunder. As set forth in the Employee Matters Agreement, Cars.com Inc., and not the Company, shall be solely responsible for paying certain adjusted awards resulting from the Cars.com Spin-off.

Notwithstanding any other provision of this Plan or the Cars.com Inc. Omnibus Incentive Compensation Plan, no Participant shall be entitled to duplicate benefits under both such Plans with respect to the same period of service or compensation.

For any employee or director who is employed by or serving as a director of Cars.com Inc. immediately after the Cars.com Spin-off, the change in employment or directorship status resulting from the Cars.com Spin-off shall not be considered a “separation from service”, “retirement”, “cessation of employment”, “termination of employment”, “termination of employment with the Company”, “directorship termination”, “retirement from the Board”, “cessation of employment with the Company or any Affiliate” or similar term.

Notwithstanding any other provision of this Plan, and for avoidance of doubt, the Cars.com Spin-off shall not be considered a Change in Control hereunder.

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IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of May 3, 2017.
TEGNA INC.

By: /s/ Todd A. Mayman
Name: Todd A. Mayman
Title: Executive Vice President, Chief Legal and
Administrative Officer